Exhibit 10.3

                           RENAISSANCE BIOENERGY INC.
                                 PROMISSORY NOTE

US$ 88,635.00                                                       May 25, 2010
                                                           Los Angeles, CA 90067

1. Loan Amount. FOR VALUE RECEIVED (1), Renaissance BioEnergy Inc., a Nevada corporation ("Borrower"), hereby promises to pay to the order of Point North Investments, LLC ("Lender"), the principal sum of Eighty-eight Thousand, Six Hundred Thirty-five and 00/100 Dollars ($88,635.00) (2), at the place and in the manner hereinafter provided, together with interest thereon at the rates described below.

2. Payment of Interest. Interest shall be paid at maturity at the rate of 10% per annum in cash, payable at maturity or upon conversion as described in section 4.

3. Payments of Principal. The unpaid principal balance of this Note, if not sooner declared to be due in accordance with the terms hereof, shall be due and payable in full on the sale of the material assets of the Borrower or May 30, 2011 (the "Maturity Date"). However, the Borrower has the right to repay this Note at any time upon five (5) days notice to Lender.

4. Method of Payments. All payments of principal hereunder shall be paid by check, wire transfer or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender may from time to time appoint. Lender, at its own option, shall be permitted to convert all or any portion of the Note in any amount and as often as Lender desires to common shares of the Borrower's common stock. The number of shares to be issued shall be determined by dividing the amount submitted for conversion

5. Covenants and Waivers. Borrower expressly agrees hereby to be bound and: (i) waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (ii) waives any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; and (iii) waives any and all lack of diligence and delays in the enforcement of the payment hereof.

6. Notices. All notices and communications under this Note shall be in writing and shall be delivered to the addresses set forth below.

7. Governing Law. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Nevada applicable to transactions to be performed entirely within the State of Nevada.
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8. Waiver and  Amendment.  Any provision of this Note may be amended,  waived or modified upon the written agreement of Borrower and Lender.

9. Binding Obligations. The obligations and liabilities of Borrower under this Note shall be binding upon and enforceable against Borrower and its successors and assigns. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

10. Liquidation of the Borrower. In the event of the liquidation of the Borrower, this Note shall be treated pari passu with all other Notes issued up to and including the issue date of this Note.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.

                                           Renaissance BioEnergy Inc.


                                           By: /s/ Scott Pummill
                                              ----------------------------------
                                           Name:    Scott Pummill
                                           Title:   Chief Executive Officer
                                           Address: 1875 Century Park East
                                                    Suite 700
                                                    Los Angeles, CA 90067
                                                    Fax: 310-861-1171

Name of Lender: Point North Investments, LLC

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1)   VALUE RECEIVED:  As partial  consideration,  this note replaces  promissory notes payable to Lender, dated February 1, 2010 and February 25, 2010 in the amounts of US$50,000 and US$15,000 which are hereby cancelled.

2)   NET PURCHASE  PRICE:  The Note  carries a $7,500  original  issue  discount
     (OID). In addition, the Borrower agrees to pay $6,135 to the Lender to cover the Lender's legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the "Transaction Expenses"). The Lender at the Closing withheld the Transaction Expenses. Accordingly, the "Net Purchase Price" shall be $75,000, computed as follows: $ 88,635 less the OID, less the Transaction Expenses.